BSQUARE CORPORATION

FOURTH AMENDED AND RESTATED STOCK PLAN

PERFORMANCE STOCK UNIT AGREEMENT

This Performance Stock Unit Agreement (the “Agreement”) is made as of [●] by and between BSQUARE CORPORATION, a Washington corporation (the “Company”), and [●] (the “Participant”).

1. Award of Performance Stock Units. Subject to the terms and conditions of this Agreement, on the date of this Agreement the company will award to Participant [●] Performance Stock Units representing [●] ([●]) shares of Common Stock (the “Units”). The award of the Units shall be subject to the terms, definitions and provisions of the BSQUARE Corporation Fourth Amended and Restated Stock Plan (now and as amended in the future, the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Payment for the Units. No payment is required for the Units that Participant is receiving.

3. Vesting of Units. Except as provided in Section 3(c), the vesting of each Unit requires the satisfaction of both the Service Condition and the Performance Milestone Condition (as such conditions are defined in Sections 3(a) and 3(b) below) on or before [●] (the “Expiration Date”). Each Unit will become a vested Unit on the first date (the “Vesting Date”) on which both the Service Condition and the Performance Milestone Condition have been satisfied with respect to such Unit on or before the Expiration Date, provided that the Participant’s employment or contractual relationship with the Company has not terminated before the Vesting Date.

(a) Service Condition. The Service Condition will be satisfied for a portion of the Units by the Participant’s continued employment or contractual relationship with the Company through the applicable date, as follows:

[(i) [●]% of the Units on [●]; and

(ii) [●]% of the Units on [●] and each of the next [●] subsequent three-month anniversaries thereof].

(b) Performance Milestone Condition. The Performance Milestone Condition will be satisfied for a portion of the Units if the volume-weighted average price of the Common Stock on the stock exchange constituting the primary market for the Common Stock (the “VWAP Price”) in any 180 calendar day period during the period beginning on [●] and ending on the Expiration Date equals or exceeds the applicable target price, as follows:

[(i) [●]% of the Units if the VWAP Price equals or exceeds $[●];

(ii) [●]% of the Units if the VWAP Price equals or exceeds $[●]; and

(iii) [●]% of the Units if the VWAP Price equals or exceeds $[●]].

(c) Vesting upon a Control Purchase. Notwithstanding the foregoing, in the event of the consummation of a Control Purchase (as defined by the Plan) on or before the Expiration Date and provided that the Participant’s employment or contractual relationship with the Company has not terminated prior to the closing of the Control Purchase, then (i) the Service Condition shall be deemed satisfied in its entirety and, (ii) for purposes of achievement of Performance Milestone Condition, the aggregate consideration per share of Common Stock in the Control Purchase (the “Transaction Price”) shall be substituted in place of the VWAP Price and the portion of the Units satisfying the Performance Milestone Condition shall be determined by linear interpolation for a Transaction Price that falls between VWAP Price milestones in Section 3(b) above.

4. Forfeiture of Units. If either (a) Units remain unvested as of the Expiration Date or (b) the Participant’s employment or contractual relationship with the Company terminates for any reason, then Participant’s Units will be forfeited to the extent that they have not vested before, as applicable, the Expiration Date or the termination date and do not vest as a result of the termination. This means that the Units that have not already vested will immediately be cancelled. Participant will receive no payment for Units that are forfeited. Unless otherwise required by applicable law, the Company determines when Participant’s employment or contractual relationship with the Company terminates for this purpose.

5. Units Not Transferable. The Units may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by the applicable laws of descent and distribution or pursuant to any qualified domestic relations order, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Units or of any right or privilege conferred hereby contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, the Units shall thereupon terminate and become null and void.

6. Restrictions on Resale. By accepting the Units, Participant agrees not to sell any shares of Common Stock at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as Participant’s employment or contractual relationship with the Company continues and for such period of time after the termination of such employment or contractual relationship as the Company may specify.

7. Adjustments. In the case of any stock split, stock dividend or like change in the nature of shares granted by this Agreement, the number of Units shall be proportionately adjusted as set forth in the Plan.

8. Settlement of Units. Each of Participant’s Units will be settled on the date it vests or on a later date agreed to by the Participant and the Company, but in any event no later than the 15th day of the third month following the end of the calendar year or Company fiscal year (whichever ends later) in which the Unit vests. At the time of settlement, Participant will receive one share of Common Stock for each vested Unit. The Company, at its sole discretion, may substitute an equivalent amount of cash if the distribution of stock is not reasonably practicable due to the requirements of applicable law. The amount of cash will be determined on the basis of the Fair Market Value of the Company’s Common Stock at the time of settlement, as further described in the Plan.

9. Participant Acknowledgments. The Participant acknowledges that he or she has read and understands the terms of this Agreement and the Plan, and that:

(a) The Units are mere bookkeeping entries and, as such, represent only the Company’s unfunded and unsecured promise to issue shares of Common Stock on a future date, therefore, as a holder of Units, Participant has no rights other than the rights of a general creditor of the Company;

(b) The Units carry neither voting rights nor rights to cash dividends, and Participant has no rights as a shareholder of the Company unless and until Participant’s Units are settled by issuing shares of Common Stock;

(c) No shares of Common Stock will be distributed to Participant unless Participant has made acceptable arrangements to pay any withholding taxes that may be due as a result of the settlement of the Units (with the Company’s consent, these arrangements may include (i) withholding shares of Common Stock that otherwise would be issued to Participant when the Units are settled or (ii) surrendering shares of Common Stock that Participant previously acquired, in each case, the fair market value of these shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes); and

(d) This Agreement does not constitute an employment agreement nor does it entitle the Participant to any specific employment or to employment for a period of time and that the Participant’s continued employment, if any, with the Company shall be at will and is subject to termination in accordance with the Company’s prevailing policies and any other agreement between the Participant and the Company.

10. Professional Advice. The acceptance of the Units and the sale of Common Stock issued pursuant to such Units may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Participant. Accordingly, the Participant acknowledges that the Participant has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and the Participant’s dealings with respect to the Units or the Common Stock.

11. Effect of Agreement. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Unites and agrees to be bound by the contractual terms as set forth herein and in the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Units. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. This Agreement, including the Plan, constitutes the entire agreement between Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter (including any rights to an annual bonus set forth in any applicable offer letter).

[Signature Page Follows]

The parties have executed this Agreement as of the date first set forth above.

BSQUARE CORPORATION

By:

Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF UNITS UNDER SECTION 3 HEREOF SHALL OCCUR ONLY THROUGH CONTINUING SERVICE AS AN EMPLOYEE OF OR SERVICE PROVIDER TO THE COMPANY. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH RELATIONSHIP WITH THE COMPANY.

PARTICIPANT:

(Signature)

(Printed Name)

Address:

Vesting Commencement Date: